UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FPA NEW INCOME, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

FPA NEW INCOME, INC.

November 12, 2010

NOTICE OF ADJOURNMENT

Dear Shareholder:

The Special Meeting of Shareholders of FPA New Income, Inc. has been adjourned to Wednesday, November 24, 2010, at 10:00 a.m. Pacific Time.  The reconvened meeting will take place at the offices of First Pacific Advisors, LLC, 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.  This notice of adjournment is being mailed to shareholders entitled to vote as of August 31, 2010.

HOW TO VOTE

You may vote by mail, or the Internet, or by the telephone, by following the instructions below.

•                                                                              Proxy Card - please mark your vote, sign and mail the card in the postage paid envelope provided.

•                                                                              Internet -      go to the voting site: https://www.eproxy.com/fpan and follow the instructions provided on your ballot.

•                                                                              Phone -         call toll free at 1-866-977-7699, and follow the instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED.

The meeting scheduled for October 29, 2010 has been adjourned due to a lack of votes received for all the proposals.  As permitted by the Fund’s bylaws a majority of shares present at the meeting voted to adjourn the meeting for not more than 30 days to permit further solicitation of proxies with respect to such proposals, without notice other than an announcement at the meeting.  Please take the time now to cast your vote and help limit the expense of further proxy solicitation.  Your vote is very important no  matter how many shares you may hold.